Thomas W. Hanson, CPA
            770 Grant, Suite 105   Denver, Colorado  80203   (303) 830-0840


March 20, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

   We have read Item 4 of Form 8-K, dated March 20, 1997, of K&S Ventures, Inc. and are in agreement with the statements contained in paragraphs (a), (b), (c), (d), and (e) regarding "Dismissal" on page
3 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                       Yours very truly,

                                       /s/ Thomas W. Hanson
                                       --------------------------
                                       Thomas W. Hanson, CPA



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